UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2008

TAMALPAIS BANCORP
(Exact name of registrant as specified in its charter)

California	000-50878	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Las Gallinas Ave, San Rafael California	94903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 526-6400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On October 22, 2008 the Company’s Board of Directors elected Larry Rosenberger as Director of the Company. Rosenberger has been appointed to be a member of the Audit, Compensation, Governance, and Enterprise Risk Committees. A press release announcing the appointment was issued on October 27, 2008.

The press release incorporated herein as Exhibit 99.1 is not filed but furnished pursuant to Regulation FD.

Approval of Change in Control Agreements

On October 21, 2008 a majority of the independent Board of Directors of Tamalpais Bancorp (the “Company”) approved the compensation recommended by the Compensation Committee to enter into Change in Control Agreements for certain Senior Officers.

In the event of a Change in Control and subject to the dual triggers specified in the Payment of Change in Control Benefit as defined in the Agreement, Mark Garwood, Chief Executive Officer of the Company, will receive a Change in Control Benefit, as defined in the Agreement, equal to two times the sum of his:

a)	annual base salary in effect immediately prior to the Change in Control,

b)	highest annual bonus paid in the past three years, and

c)	performance-based bonus(es), in which the performance period applicable to such bonus(es) is scheduled to end after the Change in Control.

The Change in Control Benefit includes a Tax Gross-Up provision to the extent that such Benefit is subject to limitations imposed by section 280G or section 4999 of the Internal Revenue Code of 1986. In addition to the Change in Control Benefit, until the expiration of two years from the date of termination of employment, Garwood shall continue to receive the benefits of the Employee and the Employee’s dependents and beneficiaries for all health care coverage in which Garwood was entitled to participate immediately prior to the date of termination.

In the event of a Change in Control and subject to the dual triggers specified in the Payment of Change in Control Benefit as defined in the Agreement, Michael Moulton, Chief Financial Officer of the Company, will receive a Change in Control Benefit, as defined in the Agreement, equal to one and one half times the sum of his:

a)	annual base salary in effect immediately prior to the Change in Control,

b)	highest annual bonus paid in the past three years, and

c)	performance-based bonus(es), in which the performance period applicable to such bonus(es) is scheduled to end after the Change in Control.

The Change in Control Benefit includes a Tax Gross-Up provision to the extent that such Benefit is subject to limitations imposed by section 280G or section 4999 of the Internal Revenue Code of 1986. In addition to the Change in Control Benefit, until the expiration of one and one half years from the date of termination of employment, Moulton shall continue to receive the benefits of the Employee and the Employee’s dependents and beneficiaries for all health care coverage in which Moulton was entitled to participate immediately prior to the date of termination.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2008	TAMALPAIS BANCORP

/s/ Michael E. Moulton

Michael E. Moulton, Chief Financial Officer
(Principal Financial Officer)